                                                                Exhibit 99(b)(2)


                    [LETTERHEAD OF BANKAMERICA CORPORATION]



                               September 4, 1998

Mentor Graphics Corporation
8005 S.W. Boeckman Road
Wilsonville, OR 97070-7777
Attention: Mr. Dennis Weldon


      Re: Mentor Graphics Corporation
          ---------------------------

Dear Mr. Weldon:

      This letter of amendment is being delivered in connection with that certain $200,000,000 Commitment Letter dated August 11, 1998 (together with all attachments thereto and as supplemented hereby, the "Commitment Letter"), among Bank of America National Trust and Savings Association ("BofA"), BancAmerica Securities, Inc., as successor to BancAmerica Robertson Stephens (the "Arranger"), and Mentor Graphics Corporation (the "Company"). All capitalized terms not defined herein shall be given the meaning ascribed thereto in the form Credit Arrangement (the "Credit Agreement") attached to the Commitment Letter and to be entered into among the Company, certain lenders (together with BofA in its capacity as a lender, the "Banks") and BofA, as agent for the Banks (in such capacity, the "Agent"), pursuant to the Commitment Letter.

      The Company has requested that BofA confirm its original understanding and intention with respect to the effect under the Commitment Letter and the Credit Agreement of the entry of a judgment or injunction (or continuation of an existing injunction) against the Company in connection with the pending patent litigation (the "Patent Litigation") between the Company and Quickturn Design Systems, Inc. ("Quickturn"). Accordingly, BofA hereby confirms its original understanding and intention, and, solely for the purpose of confirming such understanding and intention, amends the Commitment Letter and Credit Agreement as follows:

      1. In accordance with the last sentence of the definition of "Material Adverse Effect" set forth in Section 1.01 of the Credit Agreement, any judgement, ruling injunction or other outcome of the Patent Litigation will not be considered in evaluating the occurrence or existence of a Material Adverse Effect under the Credit Agreement; similarly, any judgement, ruling injunction or other outcome of the Patent Litigation will not be considered in evaluating the occurrence or existence of a material adverse change in the financial condition or business of the Company or the Company and its consolidated subsidiaries for purposes of the Commitment Letter.

      2. Section 1.04 of the Credit Agreement is hereby amended by adding a new sentence at the end of such Section which shall read as follows: "Further, for purposes of determining the Company's compliance with the financial covenants set forth at Section 7.14, any judgement, order, decree or arbitration award entered against the Company (or any bond or other credit enhancement posted in connection therewith pending appeal of such judgement, order, decree or arbitration award by the Company) in the ongoing patent litigation between the Company and Quickturn which, in accordance with GAAP, must be recorded as a liability on the consolidated balance sheet of the Company will not be included in the calculation of any of the financial covenants set forth at Section 7.14; PROVIDED that the enforcement of any such judgment, order, decree or arbitration remains effectively stayed pending appeal."

      3. Section 7.08 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (e) thereof; (ii) deleting the period at the end of subsection (f) thereof and replacing it with "; and"; and (iii) adding a new subsection (g) which shall read as follows: ``(g) Contingent Obligations in respect of any bond or credit enhancement posted or otherwise provided by or on behalf of the Company in connection with the appeal by the Company of any judgment, order, decree or arbitration award entered against the Company relating to the ongoing patent litigation between the Company and Quickturn."

      The parties hereto agree that the amendments effected hereby shall be effective as of August 11, 1998. You may freely disclose this letter and the terms and substance hereof at any time to any other Person. Notwithstanding any such disclosure to any other Person, this letter sets forth the understanding among the parties hereto and may not be relied upon by any other Person (other than any Indemnified Person).



                                       Very truly yours,

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION

                                       By: /s/ Kevin McMahon
                                          ---------------------------
                                          Name: Kevin McMahon
                                          Title: Managing Director



                                       BANCAMERICA SECURITIES, INC.

                                       By: /s/ Edward Millet
                                          ----------------------------
                                          Name: Edward Millet
                                          Title: Vice President




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

Acknowledged and agreed to as of
the date first above written:



MENTOR GRAPHICS CORPORATION


By: /s/ Gregory K. Hinckley
   --------------------------------
   Name: Gregory K. Hinckley
   Title: Executive Vice President



















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


                  [LETTERHEAD OF BANKAMERICA CORPORATION]

                                            September 4, 1998

Mentor Graphics Corporation
8005 S.W. Boeckman Road
Wilsonville, OR 97070-7777
Attention: Mr. Dennis Weldon

      Re:  Mentor Graphics Corporation
           ---------------------------

Dear Mr. Weldon:

      Reference is made to the $200,000,000 Commitment Letter dated August 11, 1998 (together with all attachments thereto, the "Commitment Letter"), among Bank of America National Trust and Savings Association ("BofA"), BancAmerica Securities, Inc., as successor to BancAmerica Robertson Stephens (the "Arranger") and Mentor Graphics Corporation (the "Company"). This letter is being delivered in connection with that certain letter from the undersigned to you delivered herewith pursuant to which we confirm our original understanding and intention with respect to certain matters relating to the Commitment Letter and the form Credit Agreement (the "Credit Agreement") attached thereto.

      By its signature below, the Company hereby ratifies and confirms that its obligations to indemnify the indemnified persons as and to the extent set forth in the Commitment Letter remain in full force and effect.


                                            Very truly yours,

                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION

                                            By: /s/ Kevin McMahon
                                            ------------------------
                                            Name: Kevin McMahon
                                            Title: Managing Director


                                            BANCAMERICA SECURITIES, INC

                                            By: /s/ Edward Millet
                                            -------------------------
                                            Name: Edward Millet
                                            Title: Vice President

Acknowledged and agreed to as of
the date first above written:

MENTOR GRAPHICS CORPORATION

By: /s/ Gregory K. Hinckley
----------------------------
Name: Gregory K. Hinckley
Title: Executive Vice President












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